Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS TO ACQUIRE MAIDENFORM BRANDS TO COMPLEMENT LEADING INTIMATE APPAREL BUSINESS

Cash Transaction Values Maidenform Brands, Inc., at $575 Million, or $23.50 per Share, a 30 Percent Premium Over the Average Closing Price of the Past 30 Days

Maidenform’s Shapewear and Average-Figure Bra Businesses Complement HanesBrands Portfolio of World-Class Intimate Apparel Brands

Significant Value Creation and Synergies from HanesBrands’ Innovate-to-Elevate Strategy

Transaction Expected to be Accretive Within First 12 Months and add $0.60 of EPS Annually Within Three Years

Investor Conference Call and Webcast to be Held at 8:30 a.m. Today

WINSTON-SALEM, N.C. (July 24, 2013) – HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel under world-class brands, today announced that it has entered into a definitive agreement to acquire Maidenform Brands, Inc. (NYSE:MFB), for $23.50 per share, a 30 percent premium to Maidenform’s average closing price over the past 30 days.

The all-cash transaction is expected to be accretive to earnings per share in the first 12 months after closing and is projected to deliver full benefits within three years of more than $500 million in incremental annual sales, $0.60 in EPS, $80 million of operating profit, and $65 million of free cash flow. After the transaction closes, HanesBrands’ pro forma projected annual revenue would be more than $5 billion.

The transaction, valued at approximately $575 million on an enterprise basis, has been unanimously approved by the boards of directors of both companies. The acquisition, which is subject to Maidenform shareholder approval, regulatory approval and other customary closing conditions, is expected to close in the fourth quarter of 2013.

“We look forward to adding Maidenform’s exciting brands and deep product expertise,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “This business is a natural fit into our core business and meets all of our acquisition criteria. We continue to use our free cash flow to create shareholder value, including paying quarterly cash dividends, reducing debt, and making smart, accretive acquisitions.”

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The acquisition is expected to create growth and cost savings opportunities and increased scale to serve retailers. The acquisition will complement Hanes’ Innovate-to-Elevate strategy, which integrates the company’s world-class brands, low-cost supply chain and product innovation.

Maidenform sources all of its products from third-party manufacturers, while Hanes has company-owned global manufacturing supplemented by third-party manufacturing. Hanes expects to leverage its low-cost supply chain to maximize the value of Maidenform to retailers and consumers.

Maidenform has a great average-figure bra business that complements Hanes’ full-figure bra business. Maidenform is also recognized for its shapewear, while Hanes has an established panty business. The combination presents long-term growth opportunities by combining the respective strengths and capabilities of the portfolios and cross-introducing new products.

Maidenform sells intimate apparel bras, shapewear and panties under such brands as Maidenform, Flexees, Lilyette, Self Expressions and Sweet Nothings, as well as Donna Karan and DKNY under license. In 2012, 57 percent of the Maidenform’s revenue was generated by bra sales and 35 percent by shapewear sales. Approximately 90 percent of sales were in the United States.

Hanes’ intimate apparel brands include Playtex, Bali and Just My Size, which are market leaders in the full-figure bra category, as well as Hanes, Barely There, Wonderbra, Champion and L’eggs, and Donna Karan and DKNY under license.

“We are looking forward to Maidenform joining the Hanes family,” Noll said. “Maidenform has great brands that consumers trust. Combining the complementary strengths of both companies creates a lot of growth opportunities.”

Acquisition Funding

Hanes intends to fund the acquisition with cash on hand and short-term borrowings on its revolving credit facility, which will be retired through free cash flow. The company has completed an amendment to its revolver that decreases borrowing costs by 25 basis points and increases the borrowing limit to $1.1 billion.

Hanes continues to expect to retire the remaining $250 million of 8 percent senior notes by the end of 2013 and expects to end the year with $1 billion in bond debt. If the acquisition closes in the fourth quarter as planned, the company expects to end the year with a ratio of long-term debt to EBITDA within the company’s previously disclosed target range of 1.5 to 2.5 times.

Advisors

Goldman, Sachs & Co. is serving as exclusive financial advisor to Hanes. King & Spalding LLP is serving as legal counsel to Hanes.

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Webcast Conference Call

Hanes will host a live Internet webcast of its investor conference call to discuss the acquisition announcement at 8:30 a.m. EDT today. The webcast may be accessed on the investor page the Hanes corporate website, www.HanesBrands.com. The call is expected to conclude by 9 a.m.

An archived replay of the conference call webcast will be available in the investors section of the Hanes corporate website. A telephone playback will be available from approximately noon EDT today through midnight EDT July 31, 2013. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 23146604.

Note on Non-GAAP Terms and Definitions

Free cash flow and EBITDA are not generally accepted accounting principle measures.

Free cash flow is defined as net cash from operating activities less net capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance.

EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation and amortization. Although the company does not use EBITDA to manage its business, it believes that EBITDA is another way that investors measure financial performance.

Hanes has chosen to provide these measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Cautionary Statement Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the HanesBrands acquisition of Maidenform (the “acquisition”), including the expected impact on HanesBrands’ sales, earnings, operating profit and free cash flow, the anticipated funding of the acquisition and the expected timing for closing the acquisition are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-

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looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Maidenform, events that could give rise to a termination of the merger agreement or failure to receive necessary approvals or funding for the acquisition, the outcome of any litigation related to the acquisition, and the level of expenses and other charges related to the acquisition and the funding thereof. For further information regarding the risks associated with HanesBrands’ and Maidenform’s businesses, please refer to their respective filings with the SEC and the proxy statement and other materials that will be filed with the SEC by Maidenform in connection with the acquisition. There can be no assurance that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Additional Information and Where to Find It

In connection with the acquisition, Maidenform will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAIDENFORM AND THE ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, the documents filed by Maidenform with the SEC may be obtained free of charge by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via email at ir@maidenform.com.

Participants in the Solicitation

Maidenform and its officers and directors and HanesBrands and its officers and directors may be deemed to be participants in the solicitation of proxies from Maidenform stockholders with respect to the acquisition. Information about Maidenform’s officers and directors and their ownership of Maidenform common shares is set forth in the proxy statement for Maidenform’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013. Information about HanesBrands’ officers and directors is set forth in the proxy statement for HanesBrands’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on Feb. 21, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed by Maidenform with the SEC.

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HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 51,500 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.HanesBrands.com.

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